UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 5, 2021

THE ALKALINE WATER COMPANY INC.

Exact name of registrant as specified in its charter)

Nevada	001-38754	EIN 99-0367049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8541 E. Anderson Drive, Suite 100/101
Scottsdale, Arizona  85255
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (480) 656-2423

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	WTER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              [  ]

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 5, 2021, The Alkaline Water Company Inc. (the "Company") received a deficiency letter from the Listing Qualifications Department of The NASDAQ Stock Market (the "Staff"), notifying the Company that since the Company has not held an annual meeting of shareholders within twelve months of the end of the Company's fiscal year ended March 31, 2020, it no longer complies with the listing rules of The NASDAQ Capital Market pursuant to Listing Rules 5620(a) and 5810(c)(2)(G)) (the "Rules").

In accordance with NASDAQ Listing Rules, the Company has been given 45 calendar days, or until May 20, 2021, to submit a plan (the "Plan") to regain compliance with the Rules, and if the Staff accepts the Plan, the Staff can grant an exception of up to 180 calendar days from the fiscal year end, or until September 27, 2021, to regain compliance.

The Company is planning to call and hold a meeting of shareholders which it anticipates will be held in June 2021.  In connection therewith, the Company intends to submit a Plan on or before May 20, 2021, which will include its plan to call and hold a meeting of its shareholders in June 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALKALINE WATER COMPANY INC.

/s/ Richard A. Wright
Richard A. Wright

President, Chief Executive Officer and Director

April 8, 2021